As filed with the Securities and Exchange Commission on June 5,2000

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                        --------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                        ---------------------------------

         Date of Report (Date of earliest event reported): June 1, 2000


                               CHANDLER INSURANCE COMPANY, LTD.
              (Exact name of registrant as specified in its charter)


                                 Cayman Islands
                   (State or jurisdiction of incorporation)


               0-15286                                       N/A
       (Commission File Number)               (IRS Employer Identification No.)

      5th Floor Anderson Square
            P.O. Box 1854
  Grand Cayman, Cayman Islands B.W.I.                        N/A
(Address of principal executive offices)                  (Zip Code)

         Registrant's telephone number, including area code:  (345) 949-8177

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                                                                        PAGE 2


Item 5.  Other Events
         ------------
         On June 1, 2000, Brent LaGere, Chairman and CEO of Chandler Insurance Company, Ltd., issued the following news release:

                CHANDLER INSURANCE CHAIRMAN ANNOUNCES PLANS
                          TO TAKE COMPANY PRIVATE

GRAND CAYMAN, CAYMAN ISLANDS - JUNE 1, 2000 - Brent LaGere, Chairman and CEO of CHANDLER INSURANCE COMPANY, LTD. (CIC), (NASDAQ: CHANF), a Cayman Island based insurance holding company, today announced a plan led by senior company management and key stockholders of the company which would result in CIC becoming privately held. At the present time, CIC has 4,428,033 shares issued of which 1,142,625 shares have been rescinded through litigation. The 1,142,625 shares rescinded through litigation, but not yet retired by the company, are part of an overall court ordered divestiture plan involving shares owned and controlled by M. J. Moroun and his related companies (the CenTra group).


Under the going-private plan, approximately 1,200,000 of the remaining 3,285,408 shares would be retired through a reverse stock split. A proposed price of $10.00 per share would be paid for the 1,200,000 shares (exclusive of the CenTra group) if the going-private plan is approved by the company's board of directors and shareholders. Senior management of CIC will present this proposal at the next regularly scheduled board meeting of CIC on June 5, 2000.

It is anticipated that the company's board of directors will appoint a committee consisting of independent directors to assess the transaction, who will likely engage an investment banking firm to render a fairness opinion.

LaGere stated the reason for the going private transaction is to reduce corporate expenses and at the same time facilitate and simplify corporate procedures. Further, LaGere said the focus and strategies of the company have changed considerably over the past eight years. Currently, CIC, through an indirect subsidiary, National American Insurance Company (NAICO), writes primarily commercial business insurance and contract surety bonds. The company had its initial public offering in June of 1986 and in its early stages was principally the writer of automobile and general liability for long-haul trucking concerns nationwide.

The company's indirect subsidiary, NAICO, principally writes all lines of property-casualty insurance for businesses, including contractors, manufacturers, retailers, wholesalers and various service industries. In addition, it has a complete line of property-casualty coverages for political subdivisions and a contractors surety bond program. As a regional carrier, its focus is now on Oklahoma and the states contiguous to Oklahoma with a heavy emphasis on Texas.

NAICO's written premiums reached a high of approximately $206,000,000 when it primarily wrote long-haul trucking insurance. The company began to diversify its business in the early 1990's. Its gross written premiums in 1999 totaled $169,568,733. As a result, CIC does not have the same need for financing or for a public presence as it did in the past.

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                                                                        PAGE 3


M.J. Moroun's purchase of CIC stock in 1992 (increasing his holdings to approximately 49% of CIC's shares), the litigation that followed and resulting divestiture order significantly reduced the shares available for trading in the open market. LaGere stated that in his opinion, it is clearly in the best interests of the company to be a private concern as the corporate and administrative structure can be simplified and expenses can be reduced accordingly. The company's indirect subsidiary, Chandler (U.S.A.), Inc. incurred debt of $24 million in July 1999 to repay its direct parent and facilitate the court ordered divestiture and reacquisition of the Moroun controlled shares. A court ruled that Moroun's acquisition and continued holding of the shares were unlawful and a federal court adopted a plan whereby the company would repurchase them. LaGere said the privatization transaction will require outside financing which will be provided, in part, by the management group.

"The state of the entire property-casualty industry reflects a negative outlook at this point but over time, if expenses can be reduced, the industry should rebound allowing the company to improve its earnings and meet its debt obligations," LaGere said. In addition to board and shareholder approval, the transaction will also be subject to regulatory approval by authorities regulating CIC and its subsidiaries, including NAICO.

Subject to obtaining the required regulatory approvals and financing, LaGere expects the transaction to be completed by early Fall but no later than January of 2001.

CAUTIONARY STATEMENT

Some of the statements made in this News Release, as well as statements made by the Company in periodic press releases, oral statements made by the Company's officials to analysts and shareholders in the course of presentations about the Company and conference calls following earnings releases, constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include, among other things, (i) general economic and business conditions; (ii) interest rate changes; (iii) competition and regulatory environment in which the Company operates; (iv) claims frequency; (v) claims severity; (vi) the number of new and renewal policy applications submitted by the Company's agents; (vii) the ability of the Company to obtain adequate reinsurance in amounts and at rates that will not adversely affect its competitive position; (viii) NAICO's ability to maintain favorable insurance company ratings; (ix) the ability of the Company and its third party providers, agents and reinsurers to adequately address year 2000 issues; and
(x) other factors such as the ongoing litigation matters involving a significant concentration of ownership of common stock.

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                                                                        PAGE 4

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned.




                                        CHANDLER INSURANCE COMPANY, LTD.
Date: June 5, 2000                 By:  /s/ Mark C. Hart
                                        -------------------------------------
                                        Mark C. Hart
                                        Vice President - Accounting and
                                        Treasurer
                                        (Principal Accounting Officer)